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Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT SECURES $20 MILLION CREDIT FACILITY

NEWPORT BEACH, Calif., Dec. 15, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications, today announced that its special purpose entity, Conexant CF, LLC, renewed and increased an accounts receivable credit facility with Silicon Valley Bank for $20 million. The renewed credit facility is effective through December 31, 2013, and replaces an expiring one-year, $15 million accounts receivable credit facility.

“We are pleased to extend our relationship with Silicon Valley Bank and secure a three-year, $20 million credit line with lower interest rates than our previous facility,” said Jean Hu, Conexant’s chief financial officer. “Our renewed credit facility will continue to provide us with financial flexibility as we focus on driving business growth.”

About Conexant

Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

About Silicon Valley Bank

Silicon Valley Bank provides commercial banking services to emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 26 U.S. offices and five international operations. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (Nasdaq: SIVB), along with SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services.  More information on the company can be found at www.svb.com.

Safe Harbor

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our narrower, less diversified and more focused portfolio of products as a result of our recent restructuring activities; the risks of doing business internationally; the highly cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; our limited visibility into customer demand and our ability to accurately forecast future demand for our products; the intense competition we face in the markets we operate in; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the loss of a key customer or a significant reduction in or cancellation of purchases by any key customers; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; the risk that our research and development expenditures might not lead us to achieve anticipated sales volume for new products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; our successful development of competitive new products; future impairment of our goodwill and intangible assets; the financial risks of default by tenants and subtenants in the space we own or lease; the ability of our customers to manage inventory; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our history of substantial GAAP losses; our ability to use our substantial net operating losses to offset future taxable income; general economic and political conditions and conditions in the markets we address; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.